Blue Sphere Corporation 10-K

Exhibit 10.14

SERVICE AGREEMENT

THIS SERVICE AGREEMENT (“Agreement”) is made and entered into as of the 15th, day of October 2015 by and between Blue Sphere Corp, a Nevada corporation (hereinafter called the “Company”), and JLS Advanced Investment holdings Limited (hereinafter called “JLS AIHL”) and Roy Amitzur (hereinafter called “Roy”). JLS AIHL and Roy jointly and separately hereinafter “Executive”).

RECITALS

WHEREAS, the Company is in the business of Build Own and Operate Anaerobic Digester facilities generating electricity; and

WHEREAS, the Company acknowledges that the Executive has been serving as the Company’s Executive Vice President since July 25, 2011, and has been compensated only partially for the services he has provided prior to the date of this Agreement; and

WHEREAS, the Company desires to maintain the service of the Executive as Executive Vice President of the Company, and the Executive is willing to continue such service; and

WHEREAS, as a condition precedent to and as an incentive to the Company to maintain the services of the Executive as Executive Vice President of the Company, the Company and the Executive desire to record the arrangements for such services, in the manner provided for herein and upon the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

1. Term and Services:

1.1 Term. The Company hereby agrees to engage Executive and the Executive hereby agrees to serve the Company, on the terms and conditions set forth herein, for the period commencing on the date hereof and expiring on October 14, 2020 (the “Initial Term”) unless sooner terminated as hereinafter set forth. This Agreement shall be extended for an additional five (5) year term (the “Renewal Term,” and collectively with the Initial Term, the “Term”) upon prior written mutual agreement between the Company and the Executive of at least ninety (90) days prior to the expiration of the Initial Term.

1.2 Services of Executive. The Executive shall serve as Executive Vice President of the Company. The Executive will be responsible for business activities delegated to him from time to time, sourcing debt and equity for the Company and its projects, developing and managing projects, developing and acquiring new technologies targets. He will contribute to recruit, select and develop executive team members.

The Executive shall render such services as provided in this Section 1.2 to the best of his ability, and use his reasonable best efforts to promote the interests of the Company. The Executive is permitted to pursue other business activities so long as the same do not conflict or compete with the business of the Company or the Executive’s ability to provide the services as provided in this Section 1.2 to the Company and so long as such activities do not significantly interfere with the performance of the Executive’s responsibilities as a service provider to the Company in accordance with this Agreement. The Executive’s obligations hereunder shall run only to the Company and its subsidiaries, and not to the Company’s other affiliates, if any.

2. Compensation.

2.1(a) Base Compensation. Commencing on the effective date of this Agreement, the Executive shall receive an annual base compensation (the “Base Compensation”) of $ 180,000 but not less than 720,000 New Israeli Shekels during the first year of the Initial Term, with an annual increase review per year thereafter during the Term of this Agreement. Such Base Compensation review shall be on or about January 1st of a given contract year. The Base Compensation shall be payable in 12 equal installments consistent with the Company’s normal payroll schedule, subject to applicable withholding and other taxes, and shall not be decreased for any reason. The Base Compensation will be paid, at Executive discretion in NIS translated pursuant to the official representative rate of exchange of the US$ as published by the Bank of Israel on the payment date. Should VAT be imposed on Base Compensation, Such VAT will be added to the Base Compensation and paid by the Company. Any deductions required to be made by the Company and submitted to relevant tax or other authorities will be deducted at source. Payments may be made through an Israeli Subsidiary.

2.1(b) Taxes. The Executive shall be solely responsible for, and will make proper and timely payment of, any and all withholding, taxes, duties, fees and/or other impositions that may be levied pursuant to applicable law upon the Executive in connection with the provision of the services provided in this Agreement. In the event that pursuant to any law or regulation, tax is required to be withheld at source from any payment made to the Executive, the Company shall withhold said tax at the rate set forth in the certification issued by the appropriate taxing authority or at the rate determined by said law or regulation.

2.2 Incentive Compensation. The Executive shall be entitled to receive such bonus payments or incentive compensation as may be determined at any time or from time to time by the Board of Directors of the Company (or any authorized committee thereof) in its discretion. Such potential bonus payments and/or incentive compensation shall be considered at least annually by the Board or committee and shall relate to the following:

1. A share price incentive bonus associated with the share price of the Company’s Common Stock, as reported, quoted or traded, as the case may, as more fully described on Annex 1 to this Agreement.

2. A cash incentive bonus for each project the Company achieves a full financial close. Full financial close is defined as follows.

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(a) For acquisition of projects. When the Company buys the project assets and gets the project shares.

(b) For a new project, when the Company has a definitive signed agreement for the full funding required for the project and starts execution of the project.

(c) Cash incentive bonus amount will be decided from case to case by the Company’s Board of Directors. The bonus amount shall not exceed 3% of the project total value.

3. Any shares issued to Executive pursuant to this Section 2.2 shall be valued at $ 0.001 per share of Common Stock and shall be deemed restricted stock of the Company unless and until a registration statement covering the shares is declared effective or the Executive is able to rely on Rule 144 for any resales.

2.3 Shares and Stock Options.

(a) The Executive shall be entitled to participate in all shares and stock option plans of the Company (the “Plans”) in effect during the Term of this Agreement.

(b) Upon execution of this Agreement, the Company will issue Executive stock options, pursuant to a stock option agreement to be entered into between the Company and the Executive (the “Options”), to purchase at the end of each anniversary of this Agreement 850,000 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”) at an exercise price of 1, (one) US cent.

(c) Milestone Bonus Options. The Executive shall also be entitled to receive shares and options for special events as may be determined by the Board of Directors, from time to time.

(d) All Options issued to the Executive in accordance with this Agreement shall become immediately exercisable as to 100% of the shares of Common Stock not otherwise vested upon any termination of Executive’s Service Agreement pursuant to Sections 3.8 or 3.9 or 3.10 or 3.11 hereof, it being agreed that the Company shall vest the unvested portion of the Executive’s Option shares and cooperate in good faith to afford the Executive the right to accelerate the exercise of the Options in full immediately prior to any Change in Control (as hereinafter defined). In the event that Executive terminates or is terminated pursuant to Sections 3.7 or 3.8 or 3.9 or 3.10 or 3.11 hereof, Executive shall have the greater of (i) Five years after termination, or (ii) the remaining term of the Options, in order to exercise his Options.

(e) The Company shall take all action reasonably requested by the Executive to permit any “cashless” exercise of the Options that is permitted under Agreement.

(f) Upon proper exercise of an Option, the Executive shall be deemed for all purposes the owner of the shares of Common Stock that are purchasable upon such exercise.

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(g) The provisions of the Plan and/or Agreement shall not be adversely modified as to the Executive without the Executive’s prior written consent.

(h) All Option and shares under Agreement shall be fully adjusted for events such as splits.

(i) All shares under Executive possession at a specific point in time will not exceed 10% of the Company then allocated shares.

2.4 Compensation for Past Services. As compensation for the services provided by the Executive to the Company from 2011 through the date of this Agreement, the Executive is entitled to receive $60,000.

3. Expense Reimbursement and Other Benefits.

3.1 Expense Reimbursement. During the Term of Executive’s Agreement hereunder, the Company, upon the submission of reasonable supporting documentation by the Executive, shall reimburse the Executive for all reasonable expenses actually paid or incurred by the Executive in the course of and pursuant to the business of the Company, including expenses for travel, lodging and entertainment. The Company may elect to provide Executive with a debit card or credit card in order to facilitate such expenses.

3.2 Incentive, Savings and Retirement Plans. During the Term of this Agreement, the Executive shall participate in any savings and retirement plans, practices, policies and programs established, or to be established and executed by the Company or the Executive may substitute the above with a yearly lump sum representing 10% of the Executive Yearly Base Compensation payable to Executive monthly or quarterly.

3.3 Welfare Benefit Plans. During the Term of Executive’s Agreement, the Executive and/or the Executive’s family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its subsidiaries (including, without limitation, medical, prescription, dental, disability, remuneration continuance, employee life, group life, accidental death and travel accident insurance plans and programs), at least as favorable as the most favorable of such plans, practices, policies and programs. The Executive may substitute the above with a yearly lump sum representing 8% of Executive Base Compensation to be paid in advance quarterly.

3.4 Vacation. During the Term of Executive’s Agreement, the Executive shall be entitled to be paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and its subsidiaries as in effect at any time hereafter with respect to other key Executives of the Company and its subsidiaries; provided, however, that in no event shall Executive be entitled to fewer than 25 business days paid vacation per year, as well as pay for all holidays observed by the Company.

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3.5 Directors and Officers Insurance. The Company will insure the Executive (including his heirs, executors and administrators) with coverage under an appropriate directors’ and officers’ liability insurance policy at the Company’s expense with a run-off period of seven (7) years following termination of this Agreement and will provide the Executive with a customary officer indemnification agreement.

3.6 Car. The Company will provide Executive with the use of a car in the 6th category of the Israeli Income Authority (similar to Nissan Maxima or Chevrolet Impala). The Company shall compensate Executive monthly to the extent that the use of the car results in imputation of income to the Executive under the income tax laws of Israel. All car expenses shall be borne by the company. Executive, at his sole discretion may elect to use his personal car and be compensated in cash by the Company. The compensation amount will be based on section 3.6 subject to the Company discretion.

4. Termination.

4.1 Termination for Cause. Notwithstanding anything contained to the contrary in this Agreement, this Agreement may be terminated by the Company for Cause. As used in this Agreement, “Cause” shall only mean:

(a) an act or acts of personal dishonesty taken by the Executive and intended to result in substantial personal enrichment of the Executive at the expense of the Company;

(b) subject to the following sentences, repeated violation by the Executive of the Executive’s material obligations under this Agreement which are demonstrably willful, persistent and deliberate on the Executive’s part and which are not remedied in a reasonable period of time after receipt of written notice from the Company’s Board of Directors; or

(c) the conviction of the Executive for any crime involving dishonesty, or fraud and moral turpitude.

Upon any reasonable and good faith determination by the Company’s Board of Directors that Cause exists under clause (a) of the preceding sentence and clause (b) of the preceding sentence (to the extent the violation under said clause (b) has not been cured by the Executive), the Company shall cause a special meeting of the Board to be called and held at a time mutually convenient to the Board and Executive, but in no event later than ten (10) business days after Executive’s receipt of the notice contemplated by clauses (a) and (b). Executive shall have the right to appear before such special meeting of the Board with legal counsel of his choosing to refute any determination of Cause specified in such notice, and any termination of Executive’s service by reason of such Cause determination shall not be effective until Executive is afforded such opportunity to appear. Any termination for Cause pursuant to clause (a) or (b) of the first sentence of this Section 3.7 shall be made in writing to Executive, which notice shall set forth in detail all acts or omissions upon which the Company is relying for such termination. Upon any termination pursuant to this Section 3.7, the Executive shall be entitled to be paid six months of his Base Compensation from the date of the termination or the remaining unexpired term, of this Agreement, whichever shall be shorter. The Executive shall be entitled to enjoy all benefits given under this Service Agreement, including but without limiting the generality thereof, those referred to in clauses 2 and 3 and sub-clauses thereof. Thereafter the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination).

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4.2 Disability. Notwithstanding anything contained in this Agreement to the contrary, the Company, by written notice to the Executive, shall at all times have the right to terminate this Agreement, and the Executive’s service hereunder, if the Executive shall, as the result of mental or physical incapacity, illness or disability, fail to perform his duties and responsibilities provided for herein for a period of more than two hundred (200) consecutive days in any 12-month period. Upon any termination pursuant to this Section 3.8, the Executive shall be entitled to be paid his Base Compensation and benefits for the remaining term of the Agreement. In the event that the Agreement has less than twelve months remaining at such time, Executive shall be entitled to a payment equal to twelve months of his Base Compensation and benefits. In addition, Executive shall be entitled to reimbursement for all business expenses incurred prior to his disability.

4.3 Death. In the event of the death of the Executive during the Term of this Agreement hereunder, the Company shall pay to the estate of the deceased Executive the compensation, bonuses and benefits as detailed in section 3.11 “Termination without Cause” below.

4.4 Optional Termination. Notwithstanding anything contained in this Agreement to the contrary, the Executive, by giving thirty (30) days prior written notice to the Company, shall one year after the date of this Agreement, have the right to terminate this Agreement at his sole discretion. Upon any termination pursuant to this Section 3.10, the Executive shall be entitled to be paid his Base Compensation and the benefits referred to hereinbefore for a period of 12 months from the date of termination and the immediate vesting of Options as described in Section 2.3(d),and the Company shall have no further liability hereunder thereafter (other than for reimbursement for reasonable business expenses incurred prior to the date of termination) unless the Executive and the Company agree to a different arrangement.

4.5 Termination without Cause. At any time, the Company shall have the right to terminate Executive’s employment hereunder by written notice to Executive; provided, however, that the Company shall:

(a) pay to Executive any all unpaid Base Compensation and allow the Executive to enjoy all the benefits given hereunder, for the remaining period of this Service Agreement, and will further allow to receive all bonuses, incentives, option and shares under Plan and this Agreement that would be payable had Executive completed an additional full two years of service under this Agreement;

(b) pay to the Executive in a lump sum, in cash within 30 days after the date of termination, an amount equal to the greater of (i) 100% of his annual Base Compensation then in effect, or (ii) the balance of the Executive’s Base Compensation from the effective date of termination through the expiration of the Initial Term or Renewal Term then in effect; and

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(c) continue to pay the Executive’s health and disability insurance for the longer of a period of twenty-four (24) months or the remaining term of this Agreement.

(d) The Company shall be deemed to have terminated the Executive’s Agreement pursuant to this Section 3.11 if such service is terminated by the Company without Cause, by the Executive voluntarily for Good Reason, or as a result of a Charge in Control.

(i)	For purposes of this Agreement, “Good Reason” means:

1)	the assignment to the Executive of any duties inconsistent in any respect with the Executive’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 1.2 of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

2)	any failure by the Company to comply with any of the provisions of Section 2 or Section 3 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

3)	the Company’s requiring the Executive to be based at any office or location more than fifty (50) miles from its current executive offices, except for travel reasonably required in the performance of the Executive’s responsibilities;

4)	any change in the designation of the particular executive that the Executive is obligated to report to under Section 1.2 hereof;

5)	any purported termination by the Company of the Executive’s Service otherwise than as expressly permitted by this Agreement; or

6)	any termination by the Executive for any reason during the twelve-month period following the effective date of any Change in Control.

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(ii)	For purposes of this Agreement, a “Change in Control” shall mean:

1)	The acquisition (other than by or from the Company), at any time after the date hereof, by any person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of common stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors;

2)	All or any of the five (5) individuals who, as of the date hereof, constitute the Board (as of the date hereof the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board;

3)	Approval by the shareholders of the Company of (A) a reorganization, merger or consolidation with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 75% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities, (B) a liquidation or dissolution of the Company, or (C) the sale of all or substantially all of the assets of the Company, unless the approved reorganization, merger, consolidation, liquidation, dissolution or sale is subsequently abandoned.

4)	The approval by the Board of the sale, distribution and/or other transfer or action (and/or series of sales, distributions and/or other transfers or actions from time to time or over a period of time), that results in the Company’s ownership of less than 50% of the Company’s current assets.

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5. Restrictive Covenants.

5.1(a) Nondisclosure. During his Service and for twelve (12) months thereafter, Executive shall not divulge, communicate, use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any Confidential Information (as hereinafter defined) pertaining to the business of the Company, unless required to do so by a governmental agency or court of law. Any Confidential Information or data now or hereafter acquired by the Executive with respect to the business of the Company shall be deemed a valuable, special and unique asset of the Company that is received by the Executive in confidence and as a fiduciary, and Executive shall remain a fiduciary to the Company with respect to all of such information. For purposes of this Agreement, “Confidential Information” means all material information about the Company’s business disclosed to the Executive or known by the Executive as a consequence of or through his service to the Company (including information conceived, originated, discovered or developed by the Executive) after the date hereof, and not generally known.

5.1(b) Exceptions. The general prohibition contained in Section 5.1(a) against the unauthorized disclosure, use or dissemination of the Company’s Confidential Information will not apply in respect of any Company Confidential Information that:

(i)	is available to the public generally;

(ii)	becomes part of the public domain through no fault of the Executive;

(iii)	is already in the lawful possession of the Executive at the time of receipt of the Company’s Confidential Information; or

(iv)	is compelled by applicable law to be disclosed, provided that the Executive gives the Company prompt written notice of such requirement prior to such disclosure and provides assistance at the request at the expense of the Company, in obtaining an order protecting the Company’s Confidential Information from public disclosure.

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5.2 No solicitation of Employees. While employed by the Company and for a period of twelve (12) months thereafter, Executive shall not directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity, attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company, unless such employee or former employee has not been employed by the Company for a period in excess of six months. Notwithstanding the foregoing, the Executive shall not be restricted in hiring any person who responds to any general solicitation for employees or public advertising of employment opportunities (including through the use of employment agencies) not specifically directed at any such person.

5.3 Covenant Not to Compete. Executive will not, at any time, during the Term of this Agreement, and for a period of twelve (12) months thereafter, either directly or indirectly, engage in, with or for any enterprise, institution, whether or not for profit, business, or company, competitive with the business (as identified herein) of the Company as such business may be conducted on the date thereof, as a creditor, guarantor, or financial backer, stockholder, director, officer, consultant, advisor, employee, member, or otherwise of or through any corporation, partnership, association, sole proprietorship or other entity; provided, that an investment by Executive, his spouse or his children is permitted if such investment is not more than four percent (4%) of the total debt or equity capital of any such competitive enterprise or business. As used in this Agreement, the business of Employer shall be deemed to include any business which directly competes with the Company in the Build Own and Operate Anaerobic Digester electricity production industry. The covenant not to compete for twelve (12) months after termination shall only be effective if the Executive has received all compensation due to him pursuant to this Agreement. The Company shall have the right in its sole discretion to waive this non-compete provision.

5.4 Injunction. It is recognized and hereby acknowledged by the parties hereto that a breach by the Executive of any of the covenants contained in Sections 4.1, 4.2 or 4.3 of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in this Section 4 by the Executive or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

6. Re-negotiate. This contract may be re-negotiated by the Executive should the circumstances and the economic situation of the company shows improvement beyond the Company’s forecast.

7. Entire Agreement. This instrument contains the entire agreement of the parties, and supersedes any prior or contemporaneous statements or understandings by or between the parties. This Agreement may be changed only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought, and any such modification on behalf of the Company must be approved by the Board.

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8. Governing Law/Jurisdiction. This Agreement shall be governed by the laws of Israel. The competent courts of the city of Tel Aviv, shall have exclusive jurisdiction over any matter in connection with this Agreement.

9. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given (a) when delivered by hand, (b) when deposited by registered or certified mail, return receipt requested, postage prepaid, or via overnight courier, (c) one day after electronically mailed either in the text of an email message or attached in a commonly readable format, and the sender has received no generated notice that the email message has not been successfully delivered, or (d) upon receipt of proof of sending thereof when sent by facsimile, addressed as follows:

If to the Company:

with a copy to:	Thompson Hine LLP
335 Madison Avenue, 12th Floor
New York, NY 10017
Attention: Peter J. Gennuso, Esq.
Fax: 212-344-6101
Email: peter.gennuso@thompsonhine.com

If to the Executive:	NEED TO COMPLETE

or to such other addresses as either party hereto may from time to time give notice of to the other in the aforesaid manner.

10. Successors.

(a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal representatives.

(b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

(c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law or otherwise.

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11. Severability. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

12. Waivers. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

13. Damages. Nothing contained herein shall be construed to prevent the Company or the Executive from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement.

14. No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person (other than the parties hereto and, in the case of Executive, his heirs, personal representative(s) and/or legal representative) any rights or remedies under or by reason of this Agreement.

15. Full Settlement. The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other service or employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. The Company agrees to pay, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof, plus in each case interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Internal Revenue Code of 1986, as amended.

16. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17. Executive’s Recognition of Agreement. Executive acknowledges that Executive has read and understood this Agreement, and agrees that its terms are necessary for the reasonable and proper protection of the Company’s business. Executive acknowledges that Executive has been advised by the Company that Executive is entitled to have this Agreement reviewed by an attorney of Executive’s selection, at Executive’s expense, prior to signing, and that Executive has either done so or elected to forgo that right.

[Remainder of page left intentionally blank.]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

COMPANY:

By:	Shlomi Palas Chief Executive Officer

EXECUTIVE:

JLS Advanced Investment Holdings Limited

Roy Amitzur

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ANNEX 1

Share price in US cents	Shares to be allocated in thousands

1	0
2	150
3	150
4	150
5	150
6	150
7	150
8	150
9	150
10	150
11	200
12	200
13	200
14	200
15	200
16	200
17	200
18	200
19	200
20	200
21	250
22 and further on	250